UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2022

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement

On December 30, 2022 (the “Closing Date”) and effective as of January 3, 2023 (the “Acquisition Closing Date”), Bird Global, Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) with 1393631 B.C. Unlimited Liability Company, a British Columbia ULC and indirect wholly owned subsidiary of the Company (the “Purchaser”), Bird Canada Inc. (“Bird Canada”), certain sellers party thereto (the “BC Sellers”) and John Bitove, as seller’s representative. Pursuant to the Share Purchase Agreement, among other things, the Purchaser acquired from the BC Sellers 100% of the issued and outstanding shares of Bird Canada in exchange for the issuance by the Company to the BC Sellers of an aggregate principal amount of $26,977,675 of its 12.0% Convertible Senior Secured Notes due 2027 (the “Notes”), 18,204,365 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and a nominal amount of cash consideration (the “Acquisition”).

The Share Purchase Agreement contains customary representations and warranties related to Bird Canada, the BC Sellers, the Purchaser and the Company. The Share Purchase Agreement contains customary indemnification provisions by the Purchaser, the Company and the BC Sellers with respect to breaches of representations and warranties and the performance of post-closing covenants. Indemnification claims will survive the closing for (i) with respect to breaches of general representations and warranties, 18 months, (ii) with respect to breaches of fundamental representations and warrants, 24 months, and (iii) with respect to post-closing covenants, in accordance with their terms or until fully performed.

The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein. The Share Purchase Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser, Bird Canada or the BC Sellers. In particular, the assertions embodied in representations and warranties by the Company, the Purchaser, Bird Canada or the BC Sellers contained in the Share Purchase Agreement are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement, including being qualified by confidential information in the disclosure schedules provided by the parties in connection with the execution of the Share Purchase Agreement, and are subject to standards of materiality applicable to the contractive parties that may differ from those applicable to security holders. The confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Share Purchase Agreement. Moreover, certain representations and warranties in the Share Purchase Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Share Purchase Agreement as characterizations of the actual state of facts about the Company, the Purchaser, Bird Canada or the BC Sellers. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Note Purchase Agreement

On the Closing Date, the Company issued and sold an aggregate principal amount of $30.0 million of Notes. On January 3, 2022 (the “Acquisition Closing Date”), the Company issued and sold an additional aggregate principal amount of $26,977,675 of Notes in exchange for the Acquisition . The Notes were issued and sold in a private placement to certain “accredited investors” conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Notes are governed by a note purchase agreement, dated as of December 30, 2022 (the “Note Purchase Agreement”), by and among the Company, as issuer, the several purchasers from time to time party thereto (collectively, the “Note Purchasers”) and U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”). The Company used a portion of the proceeds from the Notes issued and sold on the Closing Date to repay the $4.0 million subordinated loan made by Bird Canada under the Existing Loan Agreement (as defined below), and intends to use the remaining proceeds from such Notes for general corporate purposes.

Interest and Maturity

Interest on the Notes is payable semi-annually in cash or, at the Company’s option, in kind, in arrears on June 30 and December 30 of each year, commencing on June 30, 2023. The Notes will mature on December 30, 2027.

Ranking and Security

The Notes are senior secured obligations of the Company and are guaranteed on a senior secured basis by (i) Bird US Opco, LLC, a wholly owned consolidated special purpose vehicle entity of the Company (“Bird Opco”), pursuant to that certain guarantee, dated as of the Closing Date (the “Opco Guarantee”), by Bird Opco in favor of the Collateral Agent and the Note Purchasers, (ii) Bird US Holdco, LLC, an indirect subsidiary of the Company (“Bird Holdco”), pursuant to that certain guarantee, dated as of the Closing Date (the “Holdco Guarantee”), by Bird Holdco in favor of the Collateral Agent and the Note Purchasers, (iii) Bird Rides International Holding, Inc., an indirect subsidiary of the Company (“Bird Rides International”), pursuant to that certain guarantee, dated as of the Closing Date (the “Bird Rides International Guarantee”), by Bird Rides International in favor of the Collateral Agent and the Note Purchasers, and (iv) Bird Canada and the Purchaser, pursuant to that certain guarantee, dated as of the Closing Date (the “Bird Canada Guarantee”), by Bird Canada and the Purchaser in favor of the Collateral Agent and the Note Purchasers. The Notes are guaranteed on a senior unsecured basis by Bird Rides, Inc., a direct wholly owned subsidiary of the Company (“Bird Rides”), pursuant to that certain guarantee, dated as of the Closing Date (the “Bird Rides Guarantee”), by Bird Rides in favor of the Collateral Agent and the Note Purchasers. The obligations of the Notes are secured, pursuant to the Note Purchase Agreement, the Opco Guarantee, the Holdco Guarantee and the Bird Rides International Guarantee, as well as pursuant to (x) that certain pledge agreement, dated as of the Closing Date (the “Canadian Pledge Agreement”), among the Company and the Collateral Agent and (y) that certain pledge and collateral agreement, dated as of the Closing Date (the “Canadian Collateral Agreement”), among Bird Canada, the Purchaser and the Collateral Agent, (i) on a first-priority basis by all of the equity of Bird Rides, Bird Canada and the Purchaser, as well as substantially all assets of Bird Canada and the Purchaser and (ii) on a second-priority basis, subordinated to the secured obligations of the Amended Loan Agreement (as defined below), by all of the equity of Bird Opco, substantially all assets of Bird Holdco and Bird Opco and 65% of the equity of Bird Rides Europe B.V., an indirect subsidiary of the Company.

Conversions

The Note Purchasers are entitled to convert the Notes into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at any time at a conversion rate of 3,473.4283 shares of Class A Common Stock per $1,000 principal amount of the Notes, equivalent to a conversion price of approximately $0.2879 per share, subject to specified anti-dilution adjustments, including adjustments for the Company’s issuance of Class A Common Stock below the conversion price. In addition, following certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event up to a maximum of 710.8696 shares per $1,000 principal amount of Notes. In certain circumstances, conversion will be limited unless the Company obtains stockholder approval to issue such shares.

Optional Redemption Provisions and Repurchase Rights

At any time prior to December 30, 2024, upon not less than five nor more than 60 days’ notice, the Notes will be redeemable at the Company’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Note Purchase Agreement, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Beginning December 30, 2024, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that varies (from 7.5% to 2.5%) depending on the year of redemption.

The Company will be required to offer to repurchase Notes from Note Purchasers at the applicable optional redemption price discussed above, together with accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date, in certain circumstances, including following a significant asset disposition or a change of control.

Covenants and Events of Default

The Note Purchase Agreement contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) engage in mergers or consolidations; (vii) engage in certain transactions with affiliates; (viii) incur indebtedness that is junior in priority to the Amended Loan Agreement and senior to the Note Purchase Agreement; and (ix) enter into certain hedging arrangements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Note Purchase Agreement also contains events of default (subject, in certain cases, to specified cure periods), after which the Notes be due and payable immediately at the applicable redemption price, including defaults related to payment compliance, covenant compliance, material adverse changes, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company, change of control events and lien priority. Upon the occurrence and during the continuance of an event of default, interest will accrue at 18% per annum.

The foregoing descriptions of the Note Purchase Agreement, the Opco Guarantee, the Holdco Guarantee, the Bird Rides International Guarantee, the Bird Canada Guarantee, the Bird Rides Guarantee, the Canadian Pledge Agreement and the Canadian Collateral Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Voting Agreement

On the Closing Date and effective as of the closing of the Acquisition, the Company entered into a voting agreement (the “Voting Agreement”) with certain of the Note Purchasers (the “Investors”) and Travis VanderZanden (the “Founder Stockholder”). Pursuant to the Voting Agreement, among other things: (a) for so long as the Investors and their affiliates collectively continue to beneficially own, directly or indirectly, Notes and/or shares of Class A Common Stock representing 9,860,916 shares of Class A Common Stock (assuming conversion of the Notes into shares of Class A Common Stock in accordance with their terms and subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), the Company and the Founder Stockholder agreed to take all actions as necessary and within their control to ensure that the board of directors of the Company (the “Board”) consist of no more than nine directors; and (b) the Investors holding a majority of the voting rights then held by the Investors have the right to designate for election to the Board—and the Company and the Founder Stockholder will take all actions as necessary and within their control to ensure they are elected as directors—the following numbers of individuals (the “Investor Designees”) corresponding to the respective numbers of shares of Class A Common Stock collectively directly or indirectly beneficially owned by the Investors and their affiliates (assuming conversion of all of the Notes into shares of Class A Common Stock and subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like): (i) greater than or equal to 49,304,578: five Investor Designees; (ii) greater than or equal to 39,443,662 but less than 49,304,578: four Investor Designees; (iii) greater than or equal to 29,582,747 but less than 39,443,662: three Investor Designees; (iv) greater than or equal to 19,721,831 but less than 29,582,747: two Investor Designees; and (v) greater than or equal to 9,860,916 but less than 19,721,831: one Investor Designee. In the event the Founder Stockholder ceases to beneficially own, directly or indirectly, a number of shares of voting stock of the Company representing a majority of the voting power of all of the then-issued and outstanding shares of voting stock of the Company, the Founder Stockholder will only be obligated to take all actions as reasonably necessary and within his control with respect to the size of the Board and the nomination and election of the Investor Designees described above.

In addition, under the Voting Agreement, the Founder Stockholder agreed that he will voluntarily convert (in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation) into Class A Common Stock all of the shares of the Company’s Class X common stock, par value $0.0001 per share, that as of such time he beneficially owns, directly or indirectly, upon the conversion of all or a portion of the Notes into Class A Common Stock in accordance with their terms and, pursuant to which, immediately following such conversion, the Investors collectively beneficially own, directly or indirectly (but excluding from such calculation any shares of Class A Common Stock issuable in respect of Notes that have not been converted as of such time), at least 88,960,960 shares of Class A Common Stock, subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like.

The Voting Agreement will terminate upon the earlier to occur of (a) the date on which the Investors and their affiliates cease to beneficially own, directly or indirectly, 9,860,916 shares of Class A Common Stock (assuming conversion of the Notes into shares of Class A Common Stock in accordance with their terms and subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like) and (b) mutual written agreement among the parties to the Voting Agreement.

The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report and is incorporated by reference herein.

Amendment No. 8 to Loan and Security Agreement

On the Closing Date, Bird Opco entered into Amendment No. 8 (“Amendment No. 8”) to that certain Loan and Security Agreement, dated as of April 27, 2021 (as amended from time to time prior to the Closing Date, the “Existing Loan Agreement” and as further amended by Amendment No. 8, the “Amended Loan Agreement”), with certain funds advised or managed by Apollo Capital Management, L.P. as lenders, and MidCap Financial Trust, as administrative agent (the “Administrative Agent”). Amendment No. 8, among other things, (a) removes provisions relating to the subordinated loans made by Bird Canada thereunder, (b) extends the maturity of the Amended Loan Agreement to January 13, 2025, (c) amends the monthly amortization payment amounts, (d) removes provisions relating to the quarterly revenue-based amortization payments and (e) releases the liens on substantially all of the assets of Bird Rides that secured Bird Ride’s existing guaranty of all outstanding loans under the Amended Loan Agreement.

On the Closing Date, Bird Opco entered into Amendment No. 4 (“Amendment No. 4”) to the Master Scooter Operating Lease and Servicing Agreement, dated as of April 27, 2021 (as amended from time to time period to the Amendment Effective Date, the “Existing Scooter Lease”), with Bird Rides. On the Closing Date, Amendment No. 4, among other things, (a) eliminates the supplemental portion of lease payments tied to revenue generation by vehicles on lease by Bird Opco to Bird Rides and (b) amends certain restrictive covenants.

In connection with Amendment No. 8, Bird Rides International entered into that certain Third Amended and Restated EMEA Guaranty and Pledge Agreement (the “Amended EMEA Guaranty”), dated as of the Closing Date, to amend and restate the Second Amended and Restated EMEA Guaranty and Pledge Agreement, dated as of October 7, 2022 (the “Existing EMEA Guaranty”), to, among other things, provide that the secured guaranty provided pursuant to the Existing EMEA Guaranty shall be released upon the satisfaction of certain prepayment and liquidity-based conditions.

The foregoing descriptions of Amendment No. 8, Amendment No. 4 and the Amended EMEA Guaranty are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.9, 10.10 and 10.11, respectively, to this Current Report and are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01 of this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above and the information set forth below in Item 3.03 below of this Current Report is incorporated by reference into this Item 3.02.

As described in Item 1.01 of this Current Report, (i) on the Closing Date, the Company offered and sold $30.0 million aggregate principal amount of Notes to the Investors pursuant to the Note Purchase Agreement, (ii) on the Acquisition Closing Date, the Company issued $26,977,675 million aggregate principal amount of Notes to the Investors pursuant to the Share Purchase Agreement and Note Purchase Agreement, (iii) on the Acquisition Closing Date, the Company issued 18,204,365 shares to certain BC Sellers pursuant to the Share Purchase Agreement (such securities described in clauses (i) through (iii), together with the shares of Class A Common Stock underlying the Notes, the “Securities”), in each case, in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Certain options to purchase capital stock of Bird Canada were assumed by the Company and converted into new options to purchase Class A Common Stock of the Company.

As described in Item 3.03, on the Acquisition Closing Date the Company issued the Preferred Share to a representative of the Investors.

None of the Securities or the Preferred Share have been or will be registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the Securities or the Preferred Share. This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 3.03. Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a series of its preferred stock designated as the Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), with a liquidation preference of $0.0001 per share. On the Acquisition Closing Date, the Company issued one share (the “Preferred Share”) of Series A Preferred Stock to Obelysk Transport L.P., a shareholder of Bird Canada prior to the Acquisition, as a representative of the Investors (including its permitted transferees, the “Preferred Holder”). The Certificate of Designation became effective on the Acquisition Closing Date.

The Preferred Holder is not entitled to vote on any matter on which stockholders of the Company generally are entitled to vote, to receive any dividends on the Series A Preferred Stock, to convert the Preferred Share into any other security of the Company or, subject to certain exceptions, transfer the Preferred Share to any other holder. The Company may redeem the Preferred Share, at its option, for the par value thereof, (i) on or after February 15, 2023 or (ii) upon a breach of certain transfer restrictions.

So long as the Preferred Share remains outstanding, the Preferred Holder will be entitled to nominate five directors for election to the Board in connection with any vote (whether at a meeting or by written consent) of the stockholders of the Company for the election of directors, and the vote of the Preferred Holder will be the only vote required to elect such nominee to the Board (such directors, in such capacity, the “Series A Directors”). So long as the Preferred Share remains outstanding, vacancies on the Board resulting from the death, resignation, retirement, disqualification or removal of a Series A Director will be filled only by the affirmative vote of the Preferred Holder (and not pursuant to Section 5(A)(2) of the Company’s certificate of incorporation).

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the Preferred Holder will be entitled to receive, out of the assets of the Company or proceeds thereof available for distribution to stockholders of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Company ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to $0.0001 per share.

The foregoing descriptions of the Series A Preferred Stock and the Certificate of Designation are not complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Appointments

On December 29, 2022, the Board appointed each of Antonio Occhionero, Kevin Lowell Talbot and John Bitove to serve on the Board, effective on the Acquisition Closing Date (collectively, the “New Directors”). The New Directors were nominated for election to the Board by the holders of the Series Preferred Stock, as described in Item 3.03 of this Current Report. Messrs. Occhionero and Talbot will serve as Class I directors, with a term expiring at the Company’s annual meeting of stockholders to be held in 2025, and Mr. Bitove will serve as a Class II director, with a term expiring at the Company’s annual meeting of stockholders to be held in in 2023, in each case, until their respective successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. The New Directors are eligible to participate in the Company’s Non-Employee Director Compensation Program as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2022. Each of the New Directors has entered into the Company’s standard indemnification agreement for directors and officers.

On December 29, 2022, the Board appointed Michael Washinushi as the Company’s Chief Financial Officer to succeed Ben Lu, and Stewart Lyons as President to succeed Shane Torchiana, in each case, effective on the Acquisition Closing Date. As previously disclosed in a Current Report on Form 8-K filed by the Company on December 20, 2022, Mr. Torchiana will continue to serve as the Company’s Chief Executive Officer.

Mr. Washinushi, age 54, served as the Chief Financial Officer of FreshBooks, a technology company serving small business owners with a cloud accounting solution from September 2015 until September 2022. Mr. Washinushi was responsible for the financial, planning & analysis, accounting, government relations and legal functions of FreshBooks. Mr. Washinushi has served on the board of directors of Vertical Scope Holdings Inc. (FORA: TSX) since June 2021. Mr. Washinushi has a BA from York University.

Mr. Lyons, age 49, served as the Chief Executive Officer and Founder of Bird Canada, an affiliate of the Company following the transactions described in Item 1.01 of this Current Report, from July 2019 until January 3, 2023. In connection with that position, Mr. Lyons was responsible for launching a micromobility business in Canada. Prior to that, from April 2017 until June 2019, Mr. Lyons served as Senior Vice President of Emerging Business at SiriusXM Radio, focused on growing its Automatic Labs division, a software and hardware developer in the connected vehicle space. Mr. Lyons previously served on the board of directors of Avanta Logixx (XX.V: TSXV) from September 2018 until March 2022, and currently serves as a director on the boards of the Financial Regulatory Authority of Ontario and Borrowell Inc., each a private company. Mr. Lyons has an MBA from the University of Toronto and an LLB from Osgoode Hall Law School.

Compensation Letter Agreements

On December 29, 2022, in connection with their respective appointments, the Board approved entering into an Employment Letter Agreement (the “Letter Agreements”) with each of Messrs. Lyons and Washinushi (the “executives”). The material terms of the Letter Agreements are described below.

Under the Letter Agreements, each executive is entitled to receive an annual base salary of $682,000 CAD, pro-rated for any partial year of employment. In addition, during calendar years 2023 and 2024, the executives are eligible to earn annual and quarterly cash performance bonuses (each, a “performance bonus”) based on the achievement of adjusted EBITDA, free cash flow and net revenue goals. The maximum potential bonus opportunity for Messrs. Lyons and Washinushi for a single calendar year is equal to $550,400 CAD (for each of 2023 and 2024). In addition, Mr. Washinushi is entitled to receive a $100,000 CAD signing bonus, which must be repaid, in whole or in part, in connection with a termination for “cause” or without “good reason” (as defined in the applicable Letter Agreement) prior to the second anniversary of his employment start date.

Pursuant to the Letter Agreements, the executives will be granted one or more awards of restricted stock units (“RSUs”) covering shares of Class A Common Stock under the Company’s 2021 Incentive Award Plan or an employment inducement plan, as determined by the Board in its sole discretion (in any case, the “Plan”). The material terms and conditions of such awards are described below.

In addition, under the Letter Agreements, if an executive experiences a termination of employment without “cause” or by the executive for “good reason” (each, as defined in the applicable Letter Agreement), then the executive will receive:

•a cash amount equal to 12 months of his annual base salary then in effect, payable in substantially equal installments over the 12-month period following the termination date;

•a cash amount equal to any performance bonus that has been earned, but remains unpaid, as of the termination date;

•continued participation in the Company’s benefit plans following the termination date for the minimum period required pursuant to applicable Canadian law;

•all time-vesting equity awards then held by the executive that will become vested on an accelerated basis as of the termination date with respect to the number of shares underlying the award that would have vested during the 24-month period following the termination date (had he remained employed during such period, and calculated as though the award vests on a monthly basis from the applicable vesting commencement date), and will vest in full if the termination occurs during the 24-month period following a Change in Control; and

•any additional payments and benefits as may be required under applicable Canadian law.

The severance payments and benefits described above will be conditioned upon the executive’s timely execution and non-revocation of the Company’s standard general release of all claims in a form prescribed by the Company.

Pursuant to the Letter Agreements, each executive will be granted an award of RSUs covering shares of Class A Common Stock (the “RSU Awards”) under the 2021 Plan. Each RSU Award will vest as to 1/12 of the RSUs on March 1, 2023 and with respect to 1/12 of the RSUs on each of the first 11 quarterly anniversaries thereafter, subject to the applicable executive’s continued employment through the applicable vesting date.

In addition, pursuant to the Letter Agreements, each of Messrs. Lyons and Washinushi is eligible to receive two additional awards of RSUs, covering up to 1,500,000 shares of Class A Common Stock (the “Performance-Vesting RSUs”). The Performance-Vesting RSUs will be granted to the executives following the attainment of applicable stock price goals at any time during the Performance Period (as defined in the applicable Letter Agreement), as set forth in the following table. Once granted, the Performance-Vesting RSUs will vest as to 1/6 of the total RSUs subject to the applicable tranche on each quarterly anniversary of the applicable grant date, subject to the applicable executive’s continued employment through the applicable vesting date.
.

Vesting Tranche	Price Per Share Goal	Number of Granted Performance-Vesting RSUs
First Vesting Tranche	$2.50 USD	1,000,000.00
Second Vesting Tranche	$5.00 USD	500,000.00

The RSU Award and Performance-Vesting RSUs are subject to accelerated vesting provisions in connection with certain events, as described above.

The foregoing description of the Letter Agreement is not complete and are qualified in their entirety by reference to the full text of the such agreement, a copy of which is filed as Exhibit 10.12 to this Current Report and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included, or incorporated by reference, in Item 3.03 of this Current Report is incorporated by reference into this Item 5.03 of this Current Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 30, 2022, Travis VanderZanden, as holder of a majority of the voting power of the Company’s common stock, approved by written consent the transactions contemplated by the Share Purchase Agreement, the Note Purchase Agreement and the Voting Agreement as described above. The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 5.07 of this Current Report.

Item 8.01. Other Events.

On January 3, 2023, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

To the extent required, the Company will provide the financial statements required to be filed by Item 9.01(a) and (b) of Form 8-K by amendment to this Current Report no later than the 71st day after the required filing date for the disclosure in Item 2.01 of this Current Report.

(d) Exhibits

Exhibit No.	Description

2.1*
Share Purchase Agreement, dated as of December 30, 2022, by and among 1393631 B.C. Unlimited Liability Company, Bird Global, Inc., Bird Canada Inc., the sellers named therein and the sellers’ representative named therein.

3.1	Certificate of Designation of Series A Preferred Stock of Bird Global, Inc.
4.1*	Note Purchase Agreement, dated as of December 30, 2022, by and among Bird Global, Inc., the purchasers named therein and U.S. Bank, National Association, as collateral agent.
4.2	Form of 12.0% Convertible Senior Secured Note due 2027 (included in Exhibit 4.1 hereto).
10.1	Guarantee, dated as of December 30, 2022, by Bird US Opco, LLC in favor of U.S. Bank Trust Company, National Association, as collateral agent, and the purchasers referenced therein.
10.2	Guarantee, dated as of December 30, 2022, by Bird US Holdco, LLC in favor of U.S. Bank Trust Company, National Association, as collateral agent, and the purchasers referenced therein.
10.3
Guarantee, dated as of December 30, 2022, by Bird Rides International Holding, Inc. in favor of U.S. Bank Trust Company, National Association, as collateral agent, and the purchasers referenced therein.

10.4
Guarantee, dated as of December 30, 2022, by Bird Canada Inc. and 1393631 B.C. Unlimited Liability Company in favor of U.S. Bank Trust Company, National Association, as collateral agent, and the purchasers referenced therein.

10.5	Guarantee, dated as of December 30, 2022, by Bird Rides, Inc. in favor of U.S. Bank Trust Company, National Association, as collateral agent, and the purchasers referenced therein.
10.6	Pledge Agreement, dated as of December 30, 2022, between Bird Global, Inc. and U.S. Bank Trust Company, National Association, as collateral agent.
10.7	Pledge and Collateral Agreement, dated as of December 30, 2022, among Bird Canada Inc., 1393631 B.C. Unlimited Liability Company and U.S. Bank Trust Company, National Association, as collateral agent.
10.8	Voting Agreement, dated as of December 30, 2022, by and among Bird Global Inc., the investors party thereto and Travis VanderZanden.
10.9*
Amendment No. 8 to Loan and Security Agreement, dated as of December 30, 2022, by and among Bird US Opco, as borrower, Bird US Holdco, LLC, as holdco guarantor, the lenders party thereto and MidCap Financial Trust, as administrative agent.

10.10
Amendment No. 4 to Master Scooter Operating Lease and Servicing Agreement, dated as of December 30, 2022, by and between Bird US Opco, LLC, as lessor, and Bird Rides, Inc., as lessee and servicer, and acknowledged by MidCap Financial Trust, as administrative agent

10.11
Third Amended and Restated EMEA Guaranty and Pledge Agreement, dated as of December 30, 2022, by Bird Rides International Holding, Inc. in favor of MidCap Financial Trust, as administrative agent, and the lenders.

10.12	Employment Letter Agreement, dated as of January 1, 2023, by and between Bird Canada Inc. and Michael Washinushi.
99.1	Press Release, dated January 3, 2023.
104	Cover page Interactive Data File (embedded within Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: January 3, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Chief Financial Officer